Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-71744, 33-88812, 33-87308, 333-46613, 333-92395, 33-49890 and 333-73208 of Kopin Corporation and subsidiaries on Forms S-8 and in Registration Statements Nos. 333-55928 and 333-72953 of Kopin Corporation and subsidiaries on Forms S-3 of our reports dated February 14, 2002, appearing in this Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 2001.

/s/   Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
March 20, 2002